Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS NOTE AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS NOTE BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

SECURED CONVERTIBLE PROMISSORY NOTE

San Diego, California	As of April 22, 2009

          FOR VALUE RECEIVED, PepperBall Technologies, Inc., a Colorado corporation (the “Company”), hereby promises to pay to the order of [_________________________________] (the “Holder”), in lawful money of the United States at the address of the Holder set forth herein, the principal amount of $[____________] (“Principal Amount”), together with Interest (as defined in Section 2). This Promissory Note (this “Note”) has been executed by the Company on the date set forth above (the “Effective Date”) pursuant to the Securities Purchase Agreement entered into on the Effective Date by and between the Company and the Holder (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

          1. Principal Amount. The Company hereby promises to pay to the order of the Holder, in lawful money of the United States at the address of the Holder set forth below, the Principal Amount, together with Interest, which shall accrue from the date hereof (less any amounts paid under Section 2 below) until December 31, 2010 the date of payment in full of the aggregate Principal Amount together with any unpaid Interest, or the conversion of this Note pursuant to the terms hereof. The Principal Amount shall be paid by the Company on the Maturity Date (as defined in Section 3), unless earlier paid or converted.

          2. Interest. The outstanding Principal Amount shall bear simple interest (“Interest”) at the rate of 10% per annum (calculated on the basis of the actual number of days elapsed in a 360-day year) payable on the Maturity Date (unless earlier paid or converted). Interest shall accrue until December 31, 2009 to be paid at Maturity Date. Commencing January 1, 2010, Interest shall be paid quarterly in arrears beginning with the quarter ended March 31, 2010, with such Interest to be paid by the tenth day of the month following quarter end.

          3. Maturity. Unless this Note is earlier accelerated, prepaid or converted as set forth below, the outstanding Principal Amount and all unpaid Interest thereon shall be paid in full on December 31, 2010 (the “Maturity Date”).

          4. Security Interest. As security for all present and future indebtedness of the Company to Holder, the Holder grants to Holder a security interest in all of Company’s personal property located in California, now owned or subsequently acquired, including without limitation all of the following: all accounts, cash, patents, copyrights, trademarks, goodwill, general intangibles, deposit accounts, inventory, fixtures and equipment, as such terms are defined in Division 9 of the Uniform Commercial Code in effect on the date hereof, but excluding any equipment subject to existing equipment leases and such other equipment or motor vehicles acquired hereafter under such facilities (collectively, the “Collateral”). Company authorizes Holder to execute such documents and take such actions a Holder reasonably deems appropriate from time to time to perfect or continue the security interest granted hereunder. Company shall take such steps as Holder may reasonable request to perfect the security interest granted hereunder. In all cases, such security interest shall be subject to the Subordination Agreement between the Company, Agility Capital, LLC and Holder, executed as of the date of this Note.

          5. Application of Payments.

          5.1 Except as otherwise expressly provided herein, each payment under this Note shall be applied (i) first to the repayment of any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of Interest, and (iii) then to the reduction of the Principal Amount.

          5.2 Upon payment in full of the Principal Amount and applicable accrued and unpaid Interest thereon or the conversion of such amount pursuant to Section 6, this Note shall be marked “Paid in Full” and returned to the Company.

          6. Prepayment. This Note (including the Principal Amount and all accrued Interest thereon) may be prepaid in full or in part at any time with thirty days Notice by the Company to the Holder.

          7. Subordination. The Holder hereby acknowledges and agrees that this Note is subject to and limited by the terms of a Subordination Agreement with Agility Capital, LLC. To the extent that the Agility Capital, LLC obligation is paid off, Holder agrees to execute a new subordination agreement at the Company’s reasonable request, to allow the Company to secure an accounts receivable and / or inventory line of credit under reasonable commercial terms, to support its operations.

          8. Note Conversion.

          8.1 Conversion. At the sole discretion of the Holder, the outstanding Principal Amount and any accrued but unpaid Interest thereon shall be convertible into shares of the Company’s Common Stock (or at the sole option of the Holder, shares of non-voting Series C Preferred Stock, no par value per share (“Preferred Stock”), at a conversion price per share of Common Stock equal to $0.10 (the “Conversion Price”) on the date of such conversion (the “Conversion Date”). Conversion requests would be made in minimum increments of the greater of $50,000 or the remaining balance of the Holder’s Note.

          8.2 Conversion Procedures. As promptly as practicable after the Conversion Date, the Company, at its expense, will issue and deliver to the Holder a certificate(s) for the number of full shares of Common Stock, or if applicable Series C Preferred Stock issuable upon such conversion. Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company and the Company shall be forever released from all its obligations and liabilities under this Note. No fractional shares of the Company’s Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the number of shares of Common Stock to be issued shall be rounded to the nearest whole number of shares.

          9. Waiver of Notice. The Company hereby waives diligence, notice, presentment, protest and notice of dishonor.

          10. Covenants of the Company.

          10.1 No Amendment of Preferred Stock. The Company shall not amend the terms of the Preferred Stock prior to the Conversion Date without the written approval of the Holder.

          10.2 Notice of Certain Events. Prior to the earlier of (a) the conversion of this Note to Common Stock or as applicable Series C Preferred Stock or (b) the payment of all amounts due hereunder, upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, any sale of all or substantially all the assets of the Company (an “Asset Transfer”) or any voluntary or involuntary dissolution, liquidation or winding up of the Company or (iii) an acquisition by an individual or legal entity or “group” (as defined in Section 13(d) of the Exchange Act) of more than 50% of the voting rights or equity interests in the Company, whether in one transaction or in a series of related transactions (an “Acquisition”), in each case the Company shall, subject to the Company’s requirements under the disclosure requirements of federal and state securities laws, furnish to the Holder at least 20 days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

          11. Events of Default. The occurrence of any of the following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute an Event of Default of the Company:

          11.1 a material breach of any covenant or other provision of this Note, which, if capable of being cured, is not cured within five days following notice thereof to the Company;

          11.12 the failure to make when due any payment described in this Note, whether on or after the Maturity Date, by acceleration or otherwise;

          11.3 (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent; or

          11.4 the Company is in material breach of any representation, warranty or covenant provided set forth in any other agreement between the Holder and the Company contained in the Purchase Agreement or any ancillary agreement between the parties referenced therein.

          Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Holder may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Principal Amount, together with accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default.

          12. Miscellaneous.

          12.1 Successors and Assigns. This Note and the securities into which this Note is convertible may not transferred by the Holder without compliance with applicable securities laws. Subject to the terms and conditions contained herein, this Note shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns. This Note may not be assigned by the Company without the written consent of the Holder.

          12.2 Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

          12.3 Titles and Subtitles. The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.

          12.4 Legend. Any certificate representing shares of the Company’s Common Stock or at the option of the Holder Series C Preferred Stock issued upon conversion of this Note or otherwise issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS NOTE BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

          12.5 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:
PepperBall Technologies, Inc.
6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
Attn.: President

if to the Holder, to:
_____________________________
_____________________________
Attn: ________________________
Fax No: ______________________
with a copy to:
_____________________________
_____________________________
Attn:_________________________
Fax No.:______________________

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

          1.6 Note Holder Not Shareholder. This Note does not confer upon the Holder any right to vote or to consent to or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

          1.7 Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          1.8 Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of the Company and the Holder of this Note.

          1.9 Remedies; Attorneys Fees. No delay or omission by the Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Holder and the undersigned or any other person shall be deemed a waiver by the Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Holder or the exercise of any other right, remedy, power or privilege by the Holder. The rights and remedies of the Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, the Company agrees to pay, in addition to the Principal Amount and Interest payable thereon, reasonable attorneys’ fees and any other costs incurred by the Holder in connection with its pursuit of its remedies under this Note.

* * * * *

          IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name on the Effective Date.

PEPPERBALL TECHNOLOGIES, INC.
By:	________________________________
Name: __________________________
Title: ___________________________